Exhibit 99.1

Mallinckrodt plc Reports Third Quarter 2018 Results and Raises Earnings Guidance for 2018

-- Net sales of $640.0 million, up 6.6%, or 6.7% on a constant-currency basis --

-- GAAP1 diluted income per share from continuing operations of $1.21; adjusted diluted earnings per share of $2.10 --

-- Third quarter operating cash flow of $219.3 million, free cash flow of $193.1 million; year-to-date operating cash flow of $481.1 million, free cash flow of $387.8 million --

-- Third quarter debt reduced by $170.6 million; $630.7 million total debt reduction since end of first quarter --

-- Full year 2018 adjusted diluted earnings per share guidance increased to $7.00 to $7.20 (previously $6.50 to $6.90) --

STAINES-UPON-THAMES, United Kingdom - Nov. 6, 2018 - Mallinckrodt plc (NYSE: MNK), a leading global specialty pharmaceutical company, today reported results for the three months ended September 28, 2018. Unless otherwise noted, the quarter comparisons are to the prior year comparable three months ended September 29, 2017.

Net sales were $640.0 million in the quarter as compared to $600.6 million, up 6.6%, or 6.7% on a constant-currency basis.

GAAP gross profit was $313.8 million with gross profit as a percentage of net sales of 49.0%, compared with 55.4%, primarily due to recent acquisitions. Adjusted gross profit was $530.4 million, compared with $502.4 million. Adjusted gross profit as a percentage of net sales was 82.9% versus 83.6%.

"Mallinckrodt performed well in the third quarter driven by strong customer demand for our hospital products and effective expense management. This tight expense control also helped us support increased R&D investments in our innovative pipeline. Based on this performance we are raising adjusted diluted earnings per share guidance for the fiscal year,” said Mark Trudeau, President and Chief Executive Officer, Mallinckrodt. “We continue to be pleased with the performance trajectory of H.P. Acthar® Gel and we also look forward to a number of important clinical data and regulatory updates across the portfolio in coming quarters. Finally, we continue to make strong progress against our objective of reducing debt."

GAAP selling, general and administrative (SG&A) expenses were $164.0 million or 25.6% of net sales, as compared to $186.3 million, or 31.0%, while adjusted SG&A expenses were $175.8 million or 27.5% of net sales, compared with $178.3 million or 29.7%. Both measures benefited from the company's focus on SG&A reduction including benefits from restructuring and acquisition synergies.

Research and development expenses were $78.5 million or 12.3% of net sales, as compared to $46.9 million or 7.8%, resulting from increased pipeline investment and in-line portfolio data generation.

Income tax benefit was $125.2 million, for an effective tax rate of 564.0%. The adjusted effective tax rate was 10.0%.

1 Generally accepted accounting principles in the United States

GAAP diluted income per share from continuing operations was $1.21 compared with $0.55. Adjusted diluted earnings per share were $2.10 versus $1.82.

Nine-Month Fiscal 2018 Results
Net sales were $1,844.3 million, up 4.7% compared with $1,760.7 million. The increase is primarily attributed to strength in the hospital products and the addition of AMITIZA® (lubiprostone).

On a GAAP basis, income from continuing operations was $31.9 million, compared with $26.6 million. Diluted loss per share from continuing operations was $0.37 compared with loss per share of $0.27.

Adjusted net income was $439.6 million, compared with $418.0 million. Adjusted diluted earnings per share were $5.16 compared with $4.19.

SPECIALTY BRANDS QUARTERLY SEGMENT RESULTS
Net sales for the segment in the third quarter 2018 were $640.0 million.

•
H.P. Acthar Gel (repository corticotropin injection) net sales were $290.1 million, a 6.0% decrease over $308.7 million, resulting from the residual impact of previously reported patient withdrawal issues.

•	INOMAX® (nitric oxide) gas, for inhalation, net sales were $133.2 million, up 6.0%, over $125.7 million, due to continued consistent demand.

•	OFIRMEV® (acetaminophen) injection net sales were $87.1 million compared with $75.4 million, an increase of 15.5%, benefiting from continued strong demand.

•	Therakos® immunology platform net sales were $60.0 million compared with $55.3 million, an increase of 8.5%, or 8.6% on a constant-currency basis, on growth, particularly in Europe.

•	AMITIZA net sales were $48.2 million.

LIQUIDITY
Mallinckrodt’s cash provided by operating activities in the quarter was $219.3 million with free cash flow of $193.1 million. Year-to-date, the company has generated $481.1 million of cash from operating activities with free cash flow of $387.8 million.

During the quarter the company reduced total debt by $170.6 million, primarily comprised of $150.0 million in repayments on its revolving credit facility and a $15.0 million decrease in the receivable securitization. The company ended the quarter with net debt below $6.0 billion.

Mallinckrodt remains focused on debt reduction. Subsequent to the quarter close, the company has further reduced its revolving credit facility to a balance of $220.0 million. The company's current cash balance is in excess of $250 million.

2018 FINANCIAL GUIDANCE UPDATE
Based on its third quarter performance and continued strong execution, the company is raising its adjusted diluted earnings per share guidance for fiscal 2018 to $7.00 to $7.20.

CONFERENCE CALL AND WEBCAST
Mallinckrodt will hold a conference call on Tuesday, Nov. 6, 2018, beginning at 8:30 a.m. U.S. Eastern Time. This call can be accessed in three ways:

•	At the Mallinckrodt website: http://www.mallinckrodt.com/investors.

•
By telephone: For both listen-only participants and those who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is (877) 359-9508. For participants outside the U.S., the dial-in number is (224) 357-2393. Callers will need to provide the Conference ID of 1560208.

•
Through an audio replay: A replay of the call will be available beginning at 11:30 a.m. Eastern Time on Tuesday, Nov. 6, 2018, and ending at 11:59 p.m. Eastern Time on Tuesday, Nov. 20, 2018. Dial-in numbers for U.S.-based participants are (855) 859-2056 or (800) 585-8367. Participants outside the U.S. should use the replay dial-in number of (404) 537-3406. All callers will be required to provide the Conference ID of 1560208.

ABOUT MALLINCKRODT
Mallinckrodt is a global business that develops, manufactures, markets and distributes specialty pharmaceutical products and therapies. Areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; analgesics and gastrointestinal products. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted SG&A, net sales growth on a constant-currency basis, adjusted effective tax rate, net debt and free cash flow, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted net income, adjusted gross profit and adjusted SG&A represent amounts prepared in accordance with accounting principles generally accepted in the U.S. (GAAP) and adjusted for certain items that management believes are not reflective of the operational performance of the business. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A and on an after-tax basis for adjusted net income. Adjustments to GAAP amounts include, as applicable to each measure, amortization; restructuring and related charges, net; inventory step-up expenses; discontinued operations; changes in fair value of contingent consideration obligations; acquisition-related expenses; significant legal and environmental charges; pension settlement charges; losses/gains on divestiture; tax effects of aforementioned adjustments as well as impacts from certain transactions, such as acquisitions or reorganizations; and other items identified by the company. Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares.

The adjusted effective tax rate is calculated as the income tax effects on continuing and discontinued operations plus the income tax impact included in Mallinckrodt’s reconciliation of net income, divided by income from continuing and discontinued operations plus the pre-tax, non-income, tax-related adjustments included in its reconciliation of adjusted net income (excluding dilutive share impact). The income tax adjustment included in the reconciliation of adjusted net income primarily represents the tax impact of adjustments between net income and adjusted net income as well as tax impacts from certain transactions, such as acquisitions or reorganizations.

Net debt for the third quarter represents the total principal debt outstanding of $6,260.1 million less unrestricted cash of $290.7 million, each as prepared in accordance with GAAP.

Net sales growth on a constant-currency basis measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Free cash flow for the third quarter represents net cash provided by operating activities of $219.3 million less capital expenditures of $26.2 million, each as prepared in accordance with GAAP. Free cash flow for the nine-month period represents net cash provided by operating activities of $481.1 million less capital expenditures of $93.3 million, each as prepared in accordance with GAAP.

The company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.
These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the company’s website.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS
Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt's businesses and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt's products; Mallinckrodt's ability to realize anticipated growth, synergies and cost savings from acquisitions; conditions that could necessitate an evaluation of Mallinckrodt's goodwill and/or intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt's ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt's and Mallinckrodt’s licensers’ ability to successfully develop or commercialize new products; Mallinckrodt's and Mallinckrodt’s licensers’ ability to protect intellectual property rights; Mallinckrodt's ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt's reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; limited clinical trial data for H.P. Acthar Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt's ability to navigate price fluctuations; future changes to U.S. and foreign tax laws; Mallinckrodt's ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; the effectiveness of information technology infrastructure; and cybersecurity and data leakage risks.

These and other factors are identified and described in more detail in the "Risk Factors" section of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended December 29, 2017. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations
Daniel J. Speciale, CPA
Investor Relations and Strategy Officer
314-654-3638
daniel.speciale@mnk.com

Media
Rhonda Sciarra
Senior Communications Manager
908-238-6765
rhonda.sciarra@mnk.com

Meredith Fischer
Chief Public Affairs Officer
908-997-9294
meredith.fischer@mnk.com

Mallinckrodt, the "M" brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2018 Mallinckrodt.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	September 28, 2018	Percent of Net sales	September 29, 2017	Percent of Net sales
Net sales	$640.0	100.0%	$600.6	100.0%
Cost of sales	326.2	51.0	268.0	44.6
Gross profit	313.8	49.0	332.6	55.4
Selling, general and administrative expenses	164.0	25.6	186.3	31.0
Research and development expenses	78.5	12.3	46.9	7.8
Restructuring charges, net	14.7	2.3	15.4	2.6
Losses on divestiture	0.6	0.1	0.4	0.1
Operating income	56.0	8.8	83.6	13.9
Interest expense	(93.6)	(14.6)	(92.6)	(15.4)
Interest income	2.0	0.3	1.3	0.2
Other income, net	13.4	2.1	3.0	0.5
Loss from continuing operations before income taxes	(22.2)	(3.5)	(4.7)	(0.8)
Income tax benefit	(125.2)	(19.6)	(57.8)	(9.6)
Income from continuing operations	103.0	16.1	53.1	8.8
Income from discontinued operations, net of income taxes	10.8	1.7	10.6	1.8
Net income	$113.8	17.8%	$63.7	10.6%

Basic earnings per share:
Income from continuing operations	$1.24		$0.55
Income from discontinued operations	0.13		0.11
Net income	1.37		0.66

Basic weighted-average shares outstanding	83.2		96.7

Diluted earnings per share:
Income from continuing operations	$1.21		$0.55
Income from discontinued operations	0.13		0.11
Net income	1.34		0.66

Diluted weighted-average shares outstanding	85.0		97.0

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Three Months Ended
	September 28, 2018				September 29, 2017
	Gross profit	SG&A	Net income	Diluted net income per share	Gross profit	SG&A	Net income	Diluted net income per share
GAAP	$313.8	$164.0	$113.8	$1.34	$332.6	$186.3	$63.7	$0.66
Adjustments:
Intangible asset amortization	182.7	(1.6)	184.2	2.17	167.1	(2.2)	169.3	1.75
Restructuring and related charges, net (1)	2.9	(1.9)	19.5	0.23	—	(0.7)	16.1	0.17
Inventory step-up expense	31.0	—	31.0	0.36	2.7	—	2.7	0.03
Income from discontinued operations	—	—	(10.8)	(0.13)	—	—	(10.6)	(0.11)
Change in contingent consideration fair value	—	4.2	(4.2)	(0.05)	—	(3.9)	3.9	0.04
Acquisition-related expenses	—	(0.7)	0.7	0.01	—	(1.2)	1.2	0.01
Divestitures	—	—	0.6	0.01	—	—	0.4	—
Significant legal and environmental charges	—	11.8	(11.8)	(0.14)	—	—	—	—
Legal entity and intercompany financing reorganization (2)	—	—	(82.3)	(0.97)	—	—	36.1	0.37
U.S. Tax Reform (3)	—	—	(9.1)	(0.11)	—	—	—	—
Income taxes (4)	—	—	(53.5)	(0.63)	—	—	(106.5)	(1.10)
As adjusted	$530.4	$175.8	$178.1	$2.10	$502.4	$178.3	$176.3	$1.82

Percent of net sales	82.9%	27.5%	27.8%		83.6%	29.7%	29.4%

(1)	Includes pre-tax accelerated depreciation.

(2)
Represents the incremental tax effect associated with the intercompany financing and associated legal entity ownership reorganization commenced during the three months ended September 28, 2018 and the legal entity reorganization commenced during the three months ended September 29, 2017.

(3)	Represents the incremental tax effect associated with the impact of the U.S. tax reform bill being signed into law.

(4)	Includes tax effects of above adjustments, as well as certain installment sale transactions and other intercompany transactions.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Three Months Ended
	September 28, 2018	September 29, 2017	Percent change	Currency impact	Constant-currency growth
Specialty Brands
H.P. Acthar Gel	$290.1	$308.7	(6.0)%	—%	(6.0)%
Inomax	133.2	125.7	6.0	(0.1)	6.1
Ofirmev	87.1	75.4	15.5	—	15.5
Therakos	60.0	55.3	8.5	(0.1)	8.6
Amitiza	48.2	—	—	—	—
BioVectra	13.9	16.0	(13.1)	(4.2)	(8.9)
Other	7.5	19.5	(61.5)	(0.1)	(61.4)
Specialty Brands Total	$640.0	$600.6	6.6%	(0.1)%	6.7%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Nine Months Ended
	September 28, 2018	Percent of Net sales	September 29, 2017	Percent of Net sales
Net sales	$1,844.3	100.0%	$1,760.7	100.0%
Cost of sales	936.7	50.8	808.3	45.9
Gross profit	907.6	49.2	952.4	54.1
Selling, general and administrative expenses	520.7	28.2	618.5	35.1
Research and development expenses	223.9	12.1	144.2	8.2
Restructuring charges, net	96.5	5.2	26.3	1.5
Losses (gains) on divestiture	0.6	—	(56.6)	(3.2)
Operating income	65.9	3.6	220.0	12.5
Interest expense	(280.1)	(15.2)	(279.0)	(15.8)
Interest income	6.6	0.4	2.8	0.2
Other income (expense), net	17.5	0.9	(70.6)	(4.0)
Loss from continuing operations before income taxes	(190.1)	(10.3)	(126.8)	(7.2)
Income tax benefit	(222.0)	(12.0)	(153.4)	(8.7)
Income from continuing operations	31.9	1.7	26.6	1.5
Income from discontinued operations, net of income taxes	79.5	4.3	499.1	28.3
Net income	$111.4	6.0%	$525.7	29.9%

Basic earnings per share:
Income from continuing operations	$0.38		$0.27
Income from discontinued operations	0.94		5.02
Net income	1.32		5.28

Basic weighted-average shares outstanding	84.2		99.5
Diluted earnings per share:
Income from continuing operations	$0.37		$0.27
Income from discontinued operations	0.93		5.00
Net income	1.31		5.27

Diluted weighted-average shares outstanding	85.2		99.8

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Nine Months Ended
	September 28, 2018				September 29, 2017
	Gross profit	SG&A	Net income	Diluted net income per share	Gross profit	SG&A	Net income	Diluted net income per share
GAAP	$907.6	$520.7	$111.4	$1.31	$952.4	$618.5	$525.7	$5.27
Adjustments:
Intangible asset amortization	540.0	(4.9)	544.8	6.39	501.6	(6.8)	508.4	5.09
Restructuring and related charges, net (1)	3.0	(1.9)	101.4	1.19	—	(2.1)	28.4	0.28
Inventory step-up expense	79.5	—	79.5	0.93	8.6	—	8.6	0.09
Income from discontinued operations	—	—	(79.5)	(0.93)	—	—	(499.1)	(5.00)
Change in contingent consideration fair value	—	33.3	(33.3)	(0.39)	—	(4.1)	4.1	0.04
Acquisition-related expenses	—	(3.8)	3.8	0.04	—	(2.3)	2.3	0.02
Debt refinancing	—	—	—	—	—	—	10.0	0.10
Pension settlement charge	—	—	—	—	—	—	69.2	0.69
Divestitures	—	—	0.6	0.01	—	—	(56.6)	(0.57)
Significant legal and environmental charges	—	11.8	(11.8)	(0.14)	—	—	—	—
Gain on repurchase of debt	—	—	(6.5)	(0.08)	—	—	—	—
Legal entity and intercompany financing reorganization (2)	—	—	(82.3)	(0.97)	—	—	36.1	0.36
U.S. Tax Reform (3)	—	—	(9.1)	(0.11)	—	—	—	—
Income taxes (4)	—	—	(179.4)	(2.11)	—	—	(219.1)	(2.20)
As adjusted	$1,530.1	$555.2	$439.6	$5.16	$1,462.6	$603.2	$418.0	$4.19

Percent of net sales	83.0%	30.1%	23.8%		83.1%	34.3%	23.7%

(1)	Includes pre-tax accelerated depreciation.

(2)
Represents the incremental tax effect associated with the intercompany financing and associated legal entity ownership reorganization commenced during the three months ended September 28, 2018 and the legal entity reorganization commenced during the three months ended September 29, 2017.

(3)	Represents the incremental tax effect associated with the impact of the U.S. tax reform bill being signed into law.

(4)	Includes tax effects of above adjustments, as well as certain installment sale transactions and other intercompany transactions.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Nine Months Ended
	September 28, 2018	September 29, 2017	Percent change	Currency impact	Constant-currency growth
Specialty Brands
H.P. Acthar Gel	$827.1	$899.9	(8.1)%	—%	(8.1)%
Inomax	404.0	379.6	6.4	—	6.4
Ofirmev	254.7	224.5	13.5	—	13.5
Therakos	174.2	157.7	10.5	2.0	8.5
Amitiza	119.2	—	—	—	—
BioVectra	35.7	36.4	(1.9)	0.4	(2.3)
Other	29.4	62.6	(53.0)	0.6	(53.6)
Specialty Brands Total	$1,844.3	$1,760.7	4.7%	0.2%	4.5%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	September 28, 2018	December 29, 2017
Assets
Current Assets:
Cash and cash equivalents	$290.7	$1,260.9
Accounts receivable, net	349.6	275.4
Inventories	143.4	128.7
Prepaid expenses and other current assets	117.7	74.7
Notes receivable	—	154.0
Current assets held for sale	1,136.8	391.5
Total current assets	2,038.2	2,285.2
Property, plant and equipment, net	439.3	413.2
Goodwill	3,675.4	3,482.7
Intangible assets, net	8,585.2	8,261.0
Long-term assets held for sale	—	742.7
Other assets	170.5	156.2
Total Assets	$14,908.6	$15,341.0

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$16.7	$313.7
Accounts payable	76.6	77.3
Accrued payroll and payroll-related costs	89.0	78.4
Accrued interest	77.0	57.0
Income taxes payable	43.4	15.5
Accrued and other current liabilities	437.5	368.5
Current liabilities held for sale	182.4	140.0
Total current liabilities	922.6	1,050.4
Long-term debt	6,174.0	6,420.9
Pension and postretirement benefits	65.2	67.1
Environmental liabilities	49.8	62.8
Deferred income taxes	668.9	749.1
Other income tax liabilities	127.6	94.1
Long-term liabilities held for sale	—	22.6
Other liabilities	296.9	352.0
Total Liabilities	8,305.0	8,819.0
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	18.5	18.4
Ordinary shares held in treasury at cost	(1,618.5)	(1,564.7)
Additional paid-in capital	5,521.3	5,492.6
Retained earnings	2,701.0	2,588.6
Accumulated other comprehensive loss	(18.7)	(12.9)
Total Shareholders' Equity	6,603.6	6,522.0
Total Liabilities and Shareholders' Equity	$14,908.6	$15,341.0

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Nine Months Ended
	September 28, 2018	September 29, 2017
Cash Flows From Operating Activities:
Net income	$111.4	$525.7
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	597.0	606.5
Share-based compensation	27.9	46.1
Deferred income taxes	(232.7)	(128.7)
Loss (gain) on divestiture	0.6	(418.1)
Other non-cash items	(3.7)	40.8
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	(59.0)	(34.7)
Inventories	43.1	(18.2)
Accounts payable	(0.1)	(30.2)
Income taxes	16.7	(68.1)
Other	(20.1)	(72.6)
Net cash from operating activities	481.1	448.5
Cash Flows From Investing Activities:
Capital expenditures	(93.3)	(151.3)
Acquisitions, net of cash	(699.9)	(35.9)
Proceeds from divestiture, net of cash	313.2	576.9
Other	28.8	0.5
Net cash from investing activities	(451.2)	390.2
Cash Flows From Financing Activities:
Issuance of external debt	657.2	540.0
Repayment of external debt and capital lease obligation	(1,563.4)	(887.5)
Debt financing costs	(12.0)	(12.7)
Proceeds from exercise of share options	1.0	4.0
Repurchase of shares	(57.4)	(437.7)
Other	(24.3)	(18.6)
Net cash from financing activities	(998.9)	(812.5)
Effect of currency rate changes on cash	(0.9)	2.7
Net change in cash, cash equivalents and restricted cash	(969.9)	28.9
Cash, cash equivalents and restricted cash at beginning of period	1,279.1	361.1
Cash, cash equivalents and restricted cash at end of period	$309.2	$390.0

Cash and cash equivalents at end of period	$290.7	$371.8
Restricted cash included in other assets at end of period	18.5	18.2
Cash, cash equivalents and restricted cash at end of period	$309.2	$390.0